Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto, the “13D”) with respect to the shares of common stock, par value $0.10 per share, of MasTec, Inc., a Florida corporation. This Joint Filing Agreement shall be filed as an Exhibit to the 13D. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

EXECUTED as of this 4th day of December, 2015.

/s/ Jose Mas
Name: Jose Mas

JOSE RAMON MAS HOLDINGS I, LLC

By:	/s/ Jose Mas
Name:	Jose Mas
Title:	President

JOSE RAMON MAS HOLDINGS, LLC

By:	/s/ Jose Mas
Name:	Jose Mas
Title:	President

JOSE MAS IRREVOCABLE TRUST

By:	/s/ Jose Mas
Name:	Jose Mas
Title:	Trustee

JORGE MAS IRREVOCABLE TRUST

By:	/s/ Jorge Mas
Name:	Jorge Mas
Title:	Trustee

MAS EQUITY PARTNERS III, LLC

By:	/s/ Jose Mas
Name:	Jose Mas
Title:	Member

MAS FAMILY FOUNDATION, INC.

By:	/s/ Jose Mas
Name:	Jose Mas
Title:	Secretary